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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
EPIQ SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING
on
JUNE 4, 2008
and
PROXY STATEMENT

EPIQ SYSTEMS, INC.
501 Kansas Avenue
Kansas City, Kansas 66105

April 25, 2008

Dear Shareholder:

        The Annual Meeting of Shareholders of Epiq Systems, Inc. will be held at 10:00 a.m., central time, on Wednesday, June 4, 2008, at the InterContinental Hotel, 401 Ward Parkway, Kansas City, Missouri 64112. The enclosed Notice of the Meeting and Proxy Statement contain detailed information about the business to be transacted at the meeting.

        On behalf of the board of directors and management of the company, I cordially invite you to attend the Annual Meeting of Shareholders.

        The prompt return of your proxy in the enclosed business reply envelope or voting by telephone or via the Internet (as described on the proxy card) will help ensure that as many shares as possible are represented at the Annual Meeting.

        I personally look forward to seeing you at the Annual Meeting.

Sincerely,

EPIQ SYSTEMS, INC.

Tom W. Olofson
Chairman and
Chief Executive Officer

EPIQ SYSTEMS, INC.
501 Kansas Avenue
Kansas City, Kansas 66105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on June 4, 2008

TO THE SHAREHOLDERS OF EPIQ SYSTEMS, INC.

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Epiq Systems, Inc. will be held at the InterContinental Hotel, 401 Ward Parkway, Kansas City, Missouri 64112 at 10:00 a.m., central time, on Wednesday, June 4, 2008, for the following purposes:

  1.
  To elect six directors to the board of directors of the company, each for a term of one year and until their successors are elected and qualified;

  2.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        Only shareholders of record at the close of business on April 8, 2008, are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. On April 8, 2008, the record date for the annual meeting, there were 35,340,675 shares of common stock outstanding. Each outstanding share is entitled to one vote.

        The board of directors of the company encourages you to sign, date and promptly mail the proxy in the enclosed postage prepaid envelope or to vote by telephone or via the Internet (as described on the proxy card), regardless of whether or not you intend to be present at the annual meeting. You are urged, however, to attend the annual meeting.

By Order of the Board of Directors

Elizabeth M. Braham, Secretary
Kansas City, Kansas April 25, 2008

EPIQ SYSTEMS, INC.
501 Kansas Avenue
Kansas City, Kansas 66105

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To be held Wednesday, June 4, 2008

SOLICITATION AND REVOCABILITY OF PROXIES

        This proxy statement and the enclosed proxy card are furnished to the shareholders of Epiq Systems, Inc., a Missouri corporation, in connection with the solicitation of proxies by the company for use at our annual meeting of shareholders, and any adjournments or postponement thereof, to be held at the InterContinental Hotel, 401 Ward Parkway, Kansas City, Missouri at 10:00 a.m., central time, on Wednesday, June 4, 2008. The mailing of this proxy statement, the proxy, the notice of annual meeting and the accompanying 2007 annual report to shareholders is expected to commence on May 2, 2008. All costs of solicitation will be borne by the company.

        You are requested to vote your shares by following the instructions on the proxy for voting by telephone or via the Internet or by completing, signing and returning the proxy promptly in the enclosed postage prepaid envelope. Your proxy may be revoked by written notice of revocation delivered to the secretary of the company, by executing and delivering a later dated proxy or by voting in person at the annual meeting. Attendance at the annual meeting will not constitute a revocation of your proxy unless you vote in person at the annual meeting or deliver an executed and later dated proxy. Proxies duly executed and received in time for the annual meeting will be voted in accordance with the shareholders' instructions. If no instructions are given, proxies will be voted as follows:

  a.
  to elect Tom W. Olofson, Christopher E. Olofson, W. Bryan Satterlee, Edward M. Connolly, Jr., James A. Byrnes and Joel Pelofsky as directors to serve for one-year terms until the 2009 annual meeting of shareholders and until their respective successors are duly elected and qualified;

  b.
  in the discretion of the proxy holder as to any other matter coming before the annual meeting.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

        Only the holders of record of shares of common stock as of the close of business on April 8, 2008, are entitled to vote on the matters to be presented at the annual meeting, either in person or by proxy. At the close of business on April 8, 2008, there were outstanding and entitled to vote a total of 35,340,675 shares of common stock, constituting all of the outstanding voting securities of the company.

        The presence at the annual meeting, in person or by proxy, of the holders of at least a majority of the shares of common stock as of the record date is necessary to constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum at the annual meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. Each share of common stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote of the shareholders at the annual meeting. The affirmative vote of a majority of the shares of common stock present or represented at the annual meeting is required to elect the directors.

ELECTION OF DIRECTORS

        At the annual meeting, the shareholders will elect six directors to hold office for one-year terms until our 2009 annual meeting of shareholders and until their successors are duly elected and qualified. It is intended that the names of the nominees listed below will be placed in nomination at the annual meeting to serve as directors and that the persons named in the proxy will vote for their election. All nominees listed below are currently members of the board of directors. Each nominee has consented to being named in this proxy statement and to serve if elected. If any nominee becomes unavailable to serve as a director for any reason, the shares represented by the proxies will be voted for the person, if any, designated by the board of directors. The board of directors has no reason to believe that any nominee will be unavailable to serve.

        The nominees for directors of the company, as well as certain information about them, are as follows:

Name	Age	Position
Tom W. Olofson	66	Chairman, Chief Executive Officer and Director
Christopher E. Olofson	38	President, Chief Operating Officer and Director
W. Bryan Satterlee	73	Director
Edward M. Connolly, Jr.	65	Director
James A. Byrnes	61	Director
Joel Pelofsky	70	Director

        Tom W. Olofson led a private investor group that acquired the company in July 1988, and has served as chief executive officer and chairman of the board since that time. Mr. Olofson has held various management positions with Xerox Corporation and was a senior vice president and member of the Office of the President of Marion Laboratories, Inc. Mr. Olofson has also served as a director of and advisor to various private companies in which he has been an investor. He earned a BBA from the University of Pittsburgh, and is currently a member of the Board of Visitors of the Katz Graduate School of Business at the University of Pittsburgh. He is the father of Christopher E. Olofson.

        Christopher E. Olofson has served as president of the company since 1998 and as chief operating officer of the company since 1996. Mr. Olofson has also served as a member of the board of directors of the company since 1995. Prior to being named chief operating officer, Mr. Olofson served the company in a variety of positions since 1988. He earned an AB degree from Princeton University, summa cum laude. He is the son of Tom W. Olofson.

        W. Bryan Satterlee was elected to the company's board of directors in 1997. Mr. Satterlee has been a partner since 1989 in NorthEast Ventures, a consulting firm that specializes in business development services and financial evaluations of technology-based venture companies. Mr. Satterlee's background includes ten years of management experience with IBM, and founding a computer leasing/software business, a telecommunications company and a venture investment services business. He earned a BS degree from Lafayette College.

        Edward M. Connolly, Jr. was elected to the company's board of directors in 2001. Mr. Connolly is a retired executive from Aventis Pharmaceuticals, where he served as president of the Aventis Pharmaceuticals Foundation and vice president of community affairs. Prior to that, he held various executive human resources positions at Hoechst Marion Roussel, Marion Merrell Dow, and Marion Laboratories, predecessor companies to Aventis. He holds a BA degree in psychology from Bellarmine University.

        James A. Byrnes was elected to the company's board of directors in January 2003. Mr. Byrnes served as vice president of international marketing for Hoechst Marion Roussel, Inc. until his retirement in 1996. Prior to that, he was vice president of global commercial development for Marion Merrell Dow. Prior to these positions, he held several executive sales and marketing positions at Marion Merrell Dow and Marion Laboratories, predecessor companies to Hoechst Marion Roussel. He holds a BS degree in general science from Gannon University and an MBA degree from Rockhurst College.

        Joel Pelofsky joined the company's board of directors in July 2004. Mr. Pelofsky is currently of counsel with Spencer Fane Britt & Browne LLP. Prior to that, he served as United States Trustee for Missouri, Arkansas and Nebraska from March 1995 through May 2003. From January 1986 through March 1995, Mr. Pelofsky was a partner and chairman of the bankruptcy department of Shugart Thomson & Kilroy. From May 1980 through December 1985, Mr. Pelofsky was a United States Bankruptcy Judge in the United States Bankruptcy Court for the Western District of Missouri. Mr. Pelofsky holds a BA degree from Harvard College and a LLB degree from Harvard Law School.

The board of directors recommends a vote FOR
the election of the nominees for director named above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of shares of common stock for (i) each director and nominee for election as a director of the company; (ii) each officer named in the Summary Compensation Table who is currently an officer of the company, (iii) all directors and executive officers as a group, and (iv) each person known to the company to be the beneficial owner of more than 5% of the outstanding shares. Beneficial ownership for directors and officers is shown as of March 14, 2008, and beneficial ownership for other 5% or greater shareholders is shown as of December 31, 2007. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Shares Outstanding(2)
Named Executive Officers and Directors(3)
Tom W. Olofson(4)	5,025,000	13.6%
Christopher E. Olofson(5)	2,118,000	5.7
W. Bryan Satterlee(6)	93,125	*
Edward M. Connolly, Jr.(7)	68,813	*
James A. Byrnes(8)	31,250	*
Joel Pelofsky(9)	29,550	*
Elizabeth M. Braham(10)	775,000	2.1
Lorenzo Mendizabal(11)	37,500	*
All directors and named executive officers as a group (8 persons)(12)	8,178,238	20.5%
5% Shareholders(13)
St. Denis J. Villere & Co., LLC(14) 601 Poydras St., Suite 1808 New Orleans, LA 70130	2,543,358	7.2%
Highbridge International LLC(15) The Cayman Corporate Centre, 4th Floor 27 Hospital Road Grand Cayman, Cayman Islands, British West Indies	2,655,982	7.1
FMR Corp.(16) 82 Devonshire Street Boston, MA 02109	4,973,132	14.1
Goodgate Holdings Limited c/o Close Trustees (Switzerland) SA 6 Place des Eaux-Vives 1207 Geneva, Switzerland	1,842,752	5.2

*
Less than one percent

(1)
Includes shares of common stock issuable upon the exercise of options or conversion of convertible debt that as of March 14, 2008, are currently exercisable or exercisable within 60 days thereafter.

(2)
Computed for each executive officer and director and for executive officers and directors as a group on the basis of shares of common stock outstanding as of March 14, 2008 plus the options currently exercisable or exercisable within 60 days thereafter, and computed for each of the other 5% shareholders on the basis of the shares outstanding as of December 31, 2007 plus the number of shares into which convertible debt may be converted.

(3)
The address of all the named individuals is c/o Epiq Systems, Inc., 501 Kansas Avenue, Kansas City, Kansas 66105.

(4)
Includes 75,000 shares owned by Mr. Olofson's spouse, Jeanne H. Olofson, as to which Mr. Olofson disclaims beneficial ownership and 157,500 shares owned by the Tom W. and Jeanne H. Olofson Foundation, as to which Mr. Olofson shares beneficial ownership, and 1,687,500 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of the record date. Includes 1,010,000 shares pledged as security. Excludes 195,000 shares and shares subject to options owned by Scott W. Olofson, Mr. Olofson's son, as to which shares and options Mr. Olofson disclaims beneficial ownership.

(5)
Includes 1,998,750 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 14, 2008.

(6)
Includes 58,125 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 14, 2008.

(7)
Includes 66,563 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 14, 2008.

(8)
Includes 30,500 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 14, 2008.

(9)
Includes 28,500 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 14, 2008.

(10)
Includes 775,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 14, 2008.

(11)
Includes 37,500 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 14, 2008.

(12)
Includes 4,715,438 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 14, 2008, and 1,010,000 shares pledged as security.

(13)
Excludes 5% shareholders listed above as executive officers or directors. Beneficial ownership of common stock is based solely on Schedule 13D and 13G filings with the Securities and Exchange Commission and registered shareholder lists maintained by the company's stock transfer agent.

(14)
Has shared voting and dispositive power with respect to 2,339,908 of the shares beneficially owned.

(15)
Has shared voting and dispositive power with respect to all of the shares beneficially owned. Has the right to acquire beneficial ownership of 2,142,858 shares through the conversion of outstanding debt securities. Calculation of ownership percentage includes the dilutive effect of share conversion on total outstanding shares.

(16)
Has no power to vote 4,348,042 shares owned directly by Fidelity Funds, an entity controlled by FMR Corp.

Section 16(a) Beneficial Ownership Reporting Compliance

        We are required to identify any director, officer or 10% or greater beneficial owner of common stock who failed to file timely a report with the Securities and Exchange Commission required under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") relating to ownership and changes in ownership of our common stock. The required reports consist of initial statements on Form 3, statements of changes on Form 4 and annual statements on Form 5. Based solely upon a review of reports filed under Section 16(a) of the Exchange Act and certain written representations of directors and officers of the company, we are not aware of any director, officer or 10% or greater beneficial owner of common stock who failed to file on a timely basis any report required by Section 16(a) of the Exchange Act for calendar year 2007.

EXECUTIVE OFFICERS

        Officers are elected on an annual basis by the board of directors and serve at the discretion of the board. Certain biographical information about the executive officers of the company follows:

Name	Age	Position
Tom W. Olofson*	66	Chairman, Chief Executive Officer and Director
Christopher E. Olofson *	38	President, Chief Operating Officer and Director
Elizabeth M. Braham	49	Executive Vice President, Chief Financial Officer and Corporate Secretary
Lorenzo Mendizabal	48	Managing Director, Bankruptcy

*
Information is provided under the heading "Election of Directors" for Tom W. Olofson and Christopher E. Olofson.

        Information relating to the company's other executive officers with respect to their principal occupations and positions during the past five years is as follows:

        Elizabeth M. Braham joined the company in July 2002 and serves as executive vice president, chief financial officer and corporate secretary. Prior to joining the company, Ms. Braham was a finance executive with H&R Block, Inc. Prior to that, she served in various executive roles with Aventis Pharmaceuticals, Inc. and the predecessor companies of Hoechst Marion Roussel, Marion Merrell Dow and Marion Laboratories for over 13 years. Ms. Braham earned a BBA degree in accounting and marketing from Washburn University and an MBA degree from the University of Kansas.

        Lorenzo Mendizabal joined the company in January 2006 as a corporate senior vice president, effective October 2, 2006, was appointed managing director of corporate restructuring, and currently serves as the managing director of bankruptcy. Prior to joining the company, Mr. Mendizabal was President of the Trumbull Group from 2000 to 2005, a Vice President with Trumbull Services from 1999 to 2000, Counsel for the Hartford Financial Group from 1996 to 1999 and prior to that an attorney with Day Berry and Howard, Hartford, Connecticut. Mr. Mendizabal earned a BA degree in international business from Hartwick College and a JD degree from the Boston College Law School.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        Our compensation philosophy is to reward the achievement of specific annual performance objectives and align the interests of executive management with the enhancement of long-term shareholder value. Our executive compensation packages are designed to attract and retain talented executives in a highly competitive market.

        Our chairman and chief executive officer, president and chief operating officer and executive vice president and chief financial officer provide the strategic and operational direction for the company. Accordingly, the main focus of the compensation committee's efforts is the design and implementation of compensation programs that reward and incentivize these three executives, who comprise the Executive Management (the "Executive Management") for the company. Accordingly, the compensation of Executive Management is similarly structured in terms of base salary, performance- based and, if appropriate, discretionary cash bonuses and equity awards, with equal weight normally assigned to the contributions by our chairman and chief executive officer and our president and chief operating officer and a proportionate weighting for the contribution by our executive vice president and chief financial officer.

        The compensation of our fourth executive officer (Mr.Mendizabal) reflects primarily the results of direct negotiations with him at the time he was recruited and hired. Since then, changes in base salary have reflected increased responsibilities and our perception of changes in the marketplace for the base compensation of comparable executives, while incentive compensation has been tied to achievement of certain financial targets for the business managed by that executive.

        In accordance with our strategic objectives, since 2002 we have expanded and diversified the scope of our business. In 2002, we operated only in the narrow bankruptcy trustee market. Since 2002, we have expanded through a series of acquisitions and other business expansion initiatives, and now also operate in the electronic discovery, class action and bankruptcy corporate restructuring markets.

        Since 2002, we have negotiated employment arrangements with senior management for each of our acquired businesses, as well as for other senior level executives who have joined the organization as part of our business expansion initiatives. In 2006, we conducted two national searches for executives with assistance from a nationally recognized executive search firm and also hired an executive officer formerly employed by a major competitor. As a result of these national searches, we obtained substantially greater information about the overall compensation package required to recruit executive talent within our industries. The negotiated compensation arrangements for the senior management personnel included base salary, performance bonus arrangements, bonus guarantees, initial stock option awards, and certain change in control provisions.

Executive Compensation Elements

        Compensation for Executive Management consists primarily of base salary, annual cash incentive compensation, and equity-based compensation. A significant portion of each executive's total compensation is at risk if the performance objectives are not met. Our compensation committee is responsible for approving all elements of compensation for Executive Management and for reviewing all compensation elements for the other executive officers of the company in consultation with Executive Management. Our compensation committee chairman confers with our chairman and chief executive officer in terms of overall compensation philosophies, evaluation of the performance of other executive officers, appropriate performance measures and performance targets for each business managed by an executive officer and for the company as a whole, and appropriate compensation levels for all executive officers, including our chief executive officer. In those discussions, our chairman and chief executive officer presents his views and makes recommendations concerning his own base salary and performance and strategic based incentive plan awards (including bonus and long-term equity awards) relative to company performance in terms of meeting financial and strategic objectives for the year.

        In determining overall compensation for Executive Management, including base salary, option grants, incentive and discretionary bonuses and perquisites, the compensation committee also considers compensation data of certain companies in order to analyze how other companies compensate their executive officers. Public companies used for comparison purposes consist of FTI Consulting Inc., Huron Consulting Group Inc. and Navigant Consulting Inc. In addition, we consider compensation information concerning private companies and subsidiaries of larger public companies that we have gleaned as part of past executive recruiting activities. These private companies and divisions of public companies include Lexis/Nexis, Thompson Elite, The Trumbull Group, The Garden City Group, and a division of JP Morgan Chase. These companies and divisions are either direct competitors or are companies from which we have sought to recruit executives or other key employees in the past because they offer services that require executive skills that are comparable to the skills we seek in our executive officers. The compensation information that we obtain pertaining to these private companies and divisions of public companies are based primarily on direct interviews with employees at those companies and information obtained by the national executive search firm that we used for these executive searches. Because this information is not always readily verifiable, our compensation committee and Executive Management consider the data in terms of the source, but do not directly benchmark against these companies or any subset of them.

        While our compensation committee evaluates base salary, annual bonuses (both performance-based and discretionary) and equity awards as a whole, it has not established any criteria for the weight to be assigned to each element of compensation in terms of overall executive compensation.

        Base Salary.    On an annual basis, the compensation committee is responsible for establishing the base salary of Executive Management, and for reviewing the base salary for the other executive officers in consultation with Executive Management. Base salary is set primarily upon an assessment of market requirements for similarly positioned executives, the responsibilities of the executives, as well as the base salary of each executive relative to the other executive officers. In setting base salaries, the compensation committee has information learned in recruiting new executives (both executives added through acquisitions and executives recruited through national search efforts).

        Annual Cash and Equity Incentive and Discretionary Awards.    Annual cash incentive awards to Executive Management are designed to reward financial and strategic performance. At the beginning of 2006, our compensation committee approved annual performance objectives (the "performance plan") to provide guidelines and to establish the performance criteria and measures for the calculation of annual incentive-based compensation for Executive Management. In 2007, our compensation committee extended the performance plan to future years, with the performance criteria and measures to be set by the compensation committee annually. The performance plan consists of two subplans, one for achievement of financial objectives and the other relating to acquisition or divestiture objectives. The payout pool represents the aggregate amount payable under the performance plan upon satisfaction of the performance criteria for either the financial objectives subplan or the acquisition/divestiture objectives subplan. The performance criteria for the 2007 and 2008 financial objectives subplan are based on achieving corporate financial goals relating to operating revenue, non-GAAP earnings per share and adjusted EBITDA. The compensation committee sets threshold and maximum targets for each of the three financial measures, and is authorized to prorate payouts between those targets based on actual performance with respect to each performance criteria. The acquisition/divestiture objectives subplan was established to recognize one of our strategic objectives of regularly evaluating the markets we serve and expanding or contracting our business model. Payout of awards under the acquisition/divestiture objectives subplan is based upon completion of one or more board-approved acquisitions/divestitures of a business or a portion of a business. For qualifying transactions, up to 4% of the aggregate purchase price of the acquisition or gross selling price of the divested business may be added to the payout pool.

        As described further in the textual discussion accompanying the Summary Compensation Table below, the financial performance for the company in 2007 exceeded the threshold targets for operating revenue, non-GAAP earnings per share and adjusted EBITDA, but was below the maximum targets for each of these performance measures. In accordance with the terms of the 2007 financial objectives subplan established by the compensation committee, the total incentive payout pool for the three senior executive officers was $3,129,995, payable 35% to our chairman and chief executive officer and our president and chief operating officer and 30% to our executive vice president and chief financial officer. In accordance with the discretion granted to the compensation committee under the annual performance plan, the compensation committee reduced the payout pool for these three executives to $2,000,000. The compensation committee approved a payout pool that was lower than the computed payout pool amount to provide for total compensation for the year in line with certain views of the committee regarding overall executive compensation. The committee views the incentive compensation program as a process (initially implemented in 2006) and anticipates that it will continue to evaluate the impact of the program annually on overall executive compensation. The committee has maintained the flexibility under the program to reduce the annual payout pool in its discretion, which it did in 2007. See the textual discussion accompanying the Summary Compensation Table below for additional information regarding the performance plan in 2007.

        Our compensation committee is required to certify the achievement of performance goals prior to payment of performance awards, which payment may be made, in the sole discretion of the committee, in either cash or restricted stock (subject to a limit under our equity incentive plan of 150,000 shares of restricted stock per executive per year). Additionally, based on factors the committee deems relevant, the committee may reduce or eliminate any amount allocated to the payout pool even if the performance criteria are met. The 2007 incentive bonuses were paid in cash.

        Our compensation committee has also adopted a strategic objectives plan, which authorizes the compensation committee to pay Executive Management discretionary bonuses in cash, stock options or restricted stock based on the achievement of key strategic objectives. Our compensation committee, in consultation with Executive Management, assesses the success of the company in achieving annual strategic objectives, such as integration of acquired businesses, re-branding of services and businesses, recruiting of additional executive depth, and expansion into new markets. The determination to award cash or equity-based compensation under the strategic objectives plan is, however, entirely discretionary to the compensation committee, with no established criteria for awarding cash bonuses or equity in relation to the evaluation of these strategic objectives. These strategic objectives change from year-to-year, and we expect that they will continue to change periodically in the future. No discretionary bonuses were paid to the executive officers in 2006 or 2007.

        We also have established a performance bonus arrangement with Mr. Mendizabal, which our compensation committee reviews annually in consultation with Executive Management. The annual performance bonus opportunity for Mr. Mendizabal is set at base, goal and target levels, in each case tied to the operating income of the business that he manages. The performance level for the business managed by Mr. Mendizabal exceeded the target level in 2007, and accordingly Mr. Mendizabal earned the maximum bonus in 2007 under his annual performance arrangement. The 2008 base performance measure for Mr. Mendizabal for the bankruptcy business now managed by Mr. Mendizabal is in excess of the operating income for that business in 2007, and while attainable, will not be easily attained. The goal and target performance levels are proportionately more difficult to attain, but are intended to be set at levels that the compensation committee, in consultation with Executive Management, considers to be achievable in 2008 with outstanding performance by that business.

        Long-term equity incentive, consisting of stock options, is designed to focus executive management on strategic components of the business aimed at increasing long-term shareholder value. We have always considered equity-based compensation to be an important part of overall compensation of executive officers and other key employees. The compensation committee considers non-financial strategic accomplishments in determining equity-based awards for executive officers such as the continued expansion of the company, successful integration of acquired businesses, the completion of equity and debt financings and refinancings for the company, recruitment of new key employees, and regulatory compliance and corporate governance.

        In accordance with the terms of our 2004 Equity Incentive Plan, as amended to date (the "2004 Plan"), all stock option grants are made at fair market value, which is the closing price of our common stock on the Nasdaq Global Market (formerly the Nasdaq National Market) on the date of the grant. For the past three years, our practice has been to grant options to executive officers annually in December. In addition, equity awards may be made at other times related to achievement of key strategic objectives. The compensation committee does not delegate authority to grant options to any officers or directors to any other committee or person, and we do not have a practice regarding the grant of options in coordination with the release of material non-public information. In the past, we have granted, and anticipate that in the future we may grant stock options prior to regularly scheduled quarterly or annual earnings releases.

        Other Compensation.    Generally, perquisites are not a significant component of compensation for our executives. We provide our executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain high quality executives. The compensation committee has reviewed the levels of perquisites and other personal benefits provided to our executive officers. Certain perquisites and other personal benefits were specifically negotiated with certain executives as part of our national search and recruitment efforts in 2006.

        Our Executive Management is provided use of company automobiles or an automobile allowance. Our chairman and chief executive officer uses corporate aircraft in which we have a fractional interest for personal use and his spouse will at times accompany him on business trips, both as permitted by our senior executive business travel policy. For purely personal use, the chairman and chief executive officer reimburses the company at the cost to charter a comparable flight. On business trips that include the presence of his spouse, no incremental costs are incurred by the company, and we do not record any compensation for this executive. The incremental cost of use of aircraft for commuting travel by our chairman and chief executive officer or our president and chief operating officer in excess of any reimbursements to the company under this policy is treated as compensation of the executive officer in the Summary Compensation Table.

        We have two executive officers who maintain a personal residence in a city other than the city in which their primary office is located. We maintain corporate apartments in those cities for use by these executives and we pay all flight and related commuting expenses from their homes to the office. The executive officers covered by these arrangements are Mr. Christopher Olofson and Mr. Mendizabal. While we do not consider these commuting and corporate apartment expenses as "perquisites" for the executives for purposes of determining their overall compensation packages, the incremental costs of these commuting and corporate apartment expenses are reflected in the Summary Compensation Table as additional compensation for these executives in accordance with SEC executive compensation disclosure regulations relating to perquisites.

        In addition, the company pays for the premiums on certain personal life insurance owned by our chairman and chief executive officer and for certain personal tax services for our chairman and chief executive officer.

        Attributed costs of the personal benefits described above for the named executive officers for 2006 and 2007, are included as "All Other Compensation" in the Summary Compensation Table.

Change in Control Arrangements

        The employment arrangement for Mr. Mendizabal has certain change in control provisions, which are described below under Employment Arrangements. Prior to that arrangement, which became effective in 2006, we had no change in control arrangements with any of our executive officers, other than the change in control provisions in our 2004 Plan relative to vesting of stock options, which provisions apply to all option holders.

2004 Equity Incentive Plan

        Our 2004 Plan provides the framework for stock option grants described above, restricted stock awards, and performance-based equity incentive compensation. The 2004 Plan was amended in 2006 to increase the number of shares of common stock available for issuance under the plan and to add provisions designed to comply with the requirements of Section 162(m) of the Internal Revenue Code, as described further below. The shareholders approved these two amendments at the 2006 annual meeting of shareholders. Our compensation committee administers the 2004 Plan.

        The purpose of the 2004 Plan is to promote the long-term growth and profitability of the company and its subsidiaries by (i) providing certain directors, officers and employees of, and certain other consultants who perform services for the company, with incentives to maximize shareholder value and otherwise contribute to our success and (ii) enabling us to attract, retain and reward the best available persons for positions of responsibility. Grants of incentive stock options, non-qualified stock options, stock appreciation rights (SARs), either alone or in tandem with options, restricted stock, or any combination of the foregoing may be made under the 2004 Plan. To date, no stock appreciation rights or restricted stock awards have been granted or made under the 2004 Plan.

        The maximum number of shares of common stock available for issuance under the plan is 5,000,000 shares, the maximum number of stock options or stock appreciation rights to purchase common stock that may be granted to a participant under the plan in any one calendar year is 300,000 shares, and the maximum number of shares of restricted stock that may be granted to any participant under the plan in any one calendar year is 150,000 shares.

        If there is a change in control of the company (as defined in the 2004 Plan), all of the participant's options and SARs will become fully vested and exercisable upon the change in control and will remain so until the expiration date of the options or SARs, whether or not the grantee is subsequently terminated.

        In 2006, the shareholders approved amendments to the 2004 Plan to allow for the grant of restricted stock and cash bonus awards in the form of qualified performance-based awards, allowing for their full tax deductibility as a business expense in accordance with Section 162(m) of the Code. Under the 2004 Plan, as amended, the compensation committee must condition the grant of qualified performance-based awards on attainment of one or more objective performance measures that are intended to qualify the awards as performance-based compensation. For awards intended to satisfy the performance-based compensation exception to the Code Section 162(m) limitations, the performance criteria must be selected from among 19 performance measures specified in the 2004 Plan, which may be applied to the company as a whole, to an individual recipient, or to a department, unit, division or function within the company or an affiliate, and they may apply on a pre- or post-tax basis, either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

Retirement and Other Benefits

        All employees in the United States are eligible to participate in our 401(k) profit sharing plan. Executive officers participate in that plan on the same basis as all other participants. We do not maintain any other retirement plan or arrangement for our executive officers.

        The company has historically provided few retirement or similar elements of compensation to its senior executives, other than benefits such as 401(k) matching contributions that are made available to executives on the same basis as provided to other employees. We do not provide our executives with split-dollar life insurance, non-qualified deferred compensation arrangements, defined benefit retirement plans or supplemental employee retirement plans, as is common at many comparable companies. The compensation committee has noted the absence of these other types of traditional compensation arrangements when it has considered and approved executive base salaries, incentive compensation, bonuses, stock option awards and perquisites and other personal benefits in the past.

Tax and Accounting Implications

        As part of its role, the compensation committee reviews and considers the deductibility of executive compensation under Code Section 162(m), which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that the grants of non-qualified stock options qualified as performance-based compensation under the 2004 Plan provisions prior to the 162(m) amendments adopted in 2006. The Section 162(m) amendments to the 2004 Plan described above permit us to grant performance-based awards in excess of $1,000,000 that are generally fully deductible for federal income tax purposes. As discussed above, our compensation committee has also approved the strategic compensation plan, which permits them to pay discretionary bonuses that do not meet the deductibility requirements of Code Section 162(m). While the deductibility of executive compensation for federal income tax purposes is important to the company, we believe that tax consequences should not drive executive compensation decisions by our compensation committee. We believe that the cash incentive bonus payments for 2007 that exceeded (with base salary) $1,000,000 for certain executives meet the deductibility requirements of Code Section 162(m).

Accounting for Share-Based Compensation

        Beginning on January 1, 2006, we began accounting for share-based payments, to date consisting solely of stock option grants, in accordance with the requirements of Statement of Financial Accounting Standards No. 123 (revised 2004) ("SFAS 123R"), Share-Based Payment.

Compensation for the Years Ended December 31, 2007 and December 31, 2006

        The following table sets forth all compensation paid to or earned by our principal executive officer, principal financial officer, each of our other executive officers at December 31, 2007, and Mr. Carter, who is a named executive officer for purposes of this proxy statement (the "named executive officers"), in 2006 and 2007.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Tom W. Olofson Chairman/CEO(4)	2007 2006	750,000 725,000		— —	— —	1,177,695 1,193,920	700,000 —	225,983 250,834	2,853,678 2,169,754
Christopher E. Olofson President/COO(4)	2007 2006	750,000 725,000		— —	— —	1,177,695 1,193,920	700,000 —	50,004 54,027	2,677,699 1,972,947
Elizabeth M. Braham Executive Vice President/CFO	2007 2006	500,000 450,000		— —	— —	785,130 682,240	600,000 —	17,371 16,958	1,902,501 1,149,198
Lorenzo Mendizabal Managing Director Bankruptcy	2007 2006	500,000 375,000		— 407,685	— —	154,172 150,575	250,000 100,000	65,221 56,896	969,393 1,090,156
William M. Carter Former Managing Director	2007 2006	400,320 75,000	(5)	150,000 —	— —	197,499 26,419	77,500 —	301,189 19,672	1,126,508 121,091
(1)
For Mr. Mendizabal, the bonus for the year ended December 31, 2006, consists of a $200,685 sign-on bonus and $207,000 for the buyout of a prior non-competition agreement. For Mr. Carter, the bonus for the year ended December 31, 2007, represents the guaranteed portion of the bonus set forth in his employment agreement.

(2)
Reference is made to Note 12 "Stock Options" of the notes to consolidated financial statements included in our Form 10-K for the period ended December 31, 2007, filed with the SEC on March 4, 2008, and in our Form 10-K for the period ended December 31, 2006, filed with the SEC on March 9, 2007, which identify assumptions made in the valuation of option awards in accordance with SFAS 123R. Our recognized share-based compensation expense reflects an estimated forfeiture rate of 8% in 2007 and 8% in 2006. The values recognized in the "Option Awards" column above do not reflect any expected forfeitures. No option awards were forfeited by any named executive officer during the years ended December 31, 2007 and December 31, 2006, other than options to purchase 300,000 shares of common stock forfeited by Mr. Carter when his employment terminated in December 2007.

(3)
Perquisites for each named executive officer are as follows:

Perquisite	Tom W. Olofson	Christopher E. Olofson	Elizabeth M. Braham	Lorenzo Mendizabal	William M. Carter
Company payment of personal life insurance premiums	X
Personal use of fractional share of company aircraft	X	X
Personal use of company cars or car allowance	X	X	X	X
Company payment of personal tax services	X
Company portion of employee's group term life insurance premium	X	X	X	X	X
Company's match related to employee's 401(k) contribution	X	X	X	X	X
Personal use of company apartment		X		X	X
Company payment of employee commuting expenses				X	X
Company payment of employee relocation					X
Company tax gross-up of employee relocation					X

Perquisites are valued at aggregate incremental cost, which is generally the direct cash cost. For personal use of company aircraft in which we have a fractional interest, we included the incremental cost of the hourly aircraft charge, fuel charge, and any other charges directly related to the flight. We did not include any portion of the monthly aircraft management fee, which is paid regardless of use of the aircraft, or aircraft depreciation, which does not vary based on use. For Tom W. Olofson, perquisites in excess of the greater of $25,000 or 10% of his total perquisites consist of $105,858 for his personal use of aircraft during 2007, and $87,432 in 2007 for payment of annual life insurance premiums on his personal policies. For Tom W. Olofson, also includes our $12,300 matching contribution to his 401(k) plan. For Mr. Mendizabal, perquisites include $48,000 in 2007 for use of a company apartment. Mr. Christopher E. Olofson and Ms. Braham did not have perquisites in any category in excess of $25,000. All other compensation for Mr. Carter includes severance payments in the aggregate amount of $124,998. During 2007, perquisites for Mr. Carter included $54,516 for use of a company apartment, $30,196 for commuting expenses, $46,443 for the payment of relocation expense, and $35,469 for tax gross-up payments related to the relocation expenses.

(4)
Neither Tom W. Olofson nor Christopher E. Olofson receives separate compensation for service as a member of our board of directors.

(5)
For partial year employment, based on annual base salary of $300,000.

        The following table sets forth information concerning non-equity incentive plan awards and stock option grants made to the named executive officers in the year ended December 31, 2007. Options granted to the named executive officers are for 10-year terms and were all granted at an option exercise price equal to the fair market value, which is the closing market price, of the common stock on the date of grant. The options granted to Tom W. Olofson, Christopher E. Olofson, and Ms. Braham vested immediately. The options granted to Mr. Mendizabal vest in equal 25% annual installments over four years, beginning on the second anniversary of the grant date. Mr. Carter's options, none of which were vested, were cancelled upon his termination of employment in December 2007. All options were granted under our 2004 Plan.

Grants of Plan-Based Awards During the Year Ended December 31, 2007
							All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
										Exercise or Base Price of Option Awards ($/Sh) (2)
											Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date (1)	Threshold ($)		Target ($)		Maximum ($)
Tom W. Olofson	3/29/2007 12/11/2007	700,000	(3)	—		—	—	150,000		16.69	1,177,695
Christopher E. Olofson	3/29/2007 12/11/2007	700,000	(3)	—		—	—	150,000		16.69	1,177,695
Elizabeth M. Braham	3/29/2007 12/11/2007	600,000	(3)	—		—	—	100,000		16.69	785,130
Lorenzo Mendizabal	12/11/2007	—		—	(4)	—	—	30,000		16.69	214,581
William M. Carter	5/10/2007	—		—	(5)	—	—	150,000	(6)	15.29	842,805
(1)
The grant date shown is the date the 2007 performance plan awards were granted or the grant date for stock option awards reported in the table, as applicable.

(2)
The exercise price of all options awards was the closing market price per share on the date of the grant.

(3)
In February 2008, the compensation committee completed its review of year-end financial results and certified the awards due under our 2007 performance plan as shown above and included in the Summary Compensation Table. Under the performance plan, the maximum that could have been earned by Tom W. Olofson and Christopher E. Olofson was $1,750,000 each, and the maximum that could have been earned by Elizabeth M. Braham was $1,500,000. See the narrative following this table for an explanation of the 2007 performance plan.

(4)
A non-equity incentive plan award was established for Mr. Mendizabal pursuant to his employment agreement described below and previously reported as a grant during the year ended December 31, 2006. The agreement set a threshold payout of $100,000, a target payout of $200,000, and a maximum payout of $250,000 for 2007. For the year-ended December 31, 2007, the maximum payout of $250,000 was earned, as reflected in the Summary Compensation Table.

(5)
A non-equity incentive plan award was established for Mr. Carter in 2006, with a related payout period from October 2, 2006 through December 31, 2007, and was previously reported as a grant during the year ended December 31, 2006. For his service through December 2007, Mr. Carter was awarded the accrued payout of $77,500, as reflected in the Summary Compensation Table.

(6)
Adjusted to reflect the 3-for-2 stock split effected as a stock dividend on June 7, 2007.

        In March 2007, the compensation committee established the 2007 performance plan for Messrs. Tom W. Olofson and Christopher E. Olofson and Ms. Braham, respectively, our chairman and chief executive officer, our president and chief operating officer and our executive vice president and chief financial officer. For each of the eligible executives, the maximum potential payout under the 2007 performance plan was the lesser of three times the executive's base salary set forth in the Summary Compensation Table or 35% of the payout pool for each of our chairman and chief executive officer and president and chief operating officer and 30% for our executive vice president and chief financial officer.

        The 2007 performance plan consisted of two subplans. The performance criteria for the 2007 financial objectives subplan was based on achieving corporate financial goals relating to operating revenue, non-GAAP earnings per share and adjusted EBITDA. These financial measures are computed in a manner substantially similar to the financial measures used by the company in our quarterly earnings releases. Operating revenue is total revenue before reimbursed direct costs. Non-GAAP earnings per share is calculated on net income before amortization of acquisition related intangibles, share-based compensation, acquisition-related expenses, capitalized loan fee amortization, and non-cash mark-to-market adjustments, and the effect of tax adjustments, all net of tax divided by diluted shares outstanding. Adjusted EBITDA is net income before interest/financing, taxes, depreciation, amortization, share-based compensation, non-cash mark-to-market adjustments, and acquisition related expenses. The compensation committee set threshold and maximum targets for each of the three financial measures, and was authorized to prorate payouts between those targets based on actual performance with respect to each performance criteria. For 2007, the threshold and maximum measures for operating revenue, adjusted EBITDA and non-GAAP earnings per share were $150 and $165 million, $45 and $53 million and $0.43 and $0.57, respectively. Actual financial results for 2007 exceeded each of the three threshold measures established for the 2007 financial objectives subplan. Based on these results, the aggregate prorated financial objectives subplan payout pool was approximately $3.2 million. The compensation committee in its discretion awarded a reduced payout pool of $2.0 million, as discussed above in Compensation Discussion and Analysis.

        The acquisition/divestiture objectives subplan was based upon completion of one or more board-approved acquisitions or divestitures of a business or a portion of a business in calendar year 2007. For a qualifying transaction, up to 4% of the aggregate purchase price of the acquisition or the gross selling price of the divested business could have been added to the payout pool. There were no qualifying acquisitions in 2007.

        In February 2008, the compensation committee set the criteria for performance-based compensation for calendar year 2008. The performance criteria are the same as 2007: operating revenue, adjusted EBITDA and non-GAAP earnings per share, all computed generally as described above. The threshold and maximum performance measures established by the compensation committee are generally within a band of approximately 10% above and below our target for each of those performance measures. Improved performance in 2008 over 2007 will be required to attain the threshold level of each performance criteria, which the compensation committee and Executive Management believe will be difficult but achievable in 2008 with outstanding performance. The contribution to the payout pool if all three performance measures reach the threshold levels is $2.0 million and the contribution to the payout pool if all three performance measures reach the maximum levels is $5.0 million, in each case subject to the discretion of the compensation committee to reduce or eliminate the contribution to the payout pool regardless of whether the related criteria were satisfied.

        For Executive Management, an explanation of how their salary and bonus is structured in proportion to total compensation is contained in Compensation Discussion and Analysis.

        The non-equity incentive plans for Messrs. Mendizabal and Carter consisted of individual performance-based compensation related to the operating income of the business managed by that executive. Our intention was for salary and performance-based bonuses to provide the majority of their total compensation, with a supplemental portion of their total compensation tied to overall company performance through the granting of equity-based awards.

Employment Arrangements

        Each of our executive officers is an employee at will, other than Mr. Mendizabal, with whom we have a formal employment agreement. On January 2, 2006, Mr. Mendizabal began his employment with us as corporate senior vice president, effective October 2, 2006, was appointed managing director of corporate restructuring, and currently serves as our managing director of bankruptcy. In connection with his initial employment, we entered in to an employment and non-competition agreement with Mr. Mendizabal on May 20, 2005, and amended that agreement on October 19, 2005. Pursuant to the terms of the employment agreement, as amended, Mr. Mendizabal received a stock option grant of 150,000 shares on January 3, 2006, at an exercise price of $12.64 per share, the fair market value on the date of grant taking into account the 3-for-2 stock split effected as a stock dividend by the company on June 7, 2007, which options are exercisable over a period of 10 years and vest in equal 25% annual installments over four years, beginning on the second anniversary of the grant date. In accordance with his initial employment agreement, Mr. Mendizabal received an annual base salary of $375,000, received a sign-on bonus of $200,685, and a guaranteed bonus of $207,000 on September 1, 2006 related to the payout of a prior non-competition agreement. Mr. Mendizabal was eligible to receive an annual base, goal or target cash bonus of $100,000, $200,000 or $250,000, for the years ended December 31, 2006 and 2007. We provide a corporate apartment to Mr. Mendizabal in New York City, and he receives an automobile allowance. If Mr. Mendizabal is terminated without cause or terminates his employment for good reason, we will pay Mr. Mendizabal a severance benefit equal to his then applicable base salary for 18 months after the date of termination of employment, subject to the terms of the employment agreement. The employment agreement also includes customary confidentiality, non-compete and non-solicitation provisions.

        Termination for "cause" means with respect to Mr. Mendizabal termination of employment due to one or more of the following: (i) the conviction, plea of guilty or plea of nolo contendre with respect to (x) a felony of any nature, or (y) any crime involving fraud with respect to the company or any of its customers, suppliers or other business relations, (ii) repeated conduct causing the company substantial public disgrace or disrepute or substantial economic harm, (iii) the continued failure, as determined in the good faith reasonable judgment of the board, to perform his duties under his employment agreement as reasonably directed by the board or the president of the company, which failure is not cured, if curable, within 30 business days after delivery of written notice thereof to Mr. Mendizabal, (iv) any act or omission aiding or abetting a competitor, supplier or customer of the company or any subsidiary to the material disadvantage or detriment of the company, or (v) gross negligence or willful misconduct or the commission of any other act or omission involving dishonesty, or disloyalty or fraud with respect to the company.

        Termination for "good reason" means if Mr. Mendizabal resigns from employment with the company as a result of one or more of the following reasons: (i) the company reduces the amount of the base salary then in effect below the minimum then in effect, (ii) the company fails to pay the base salary or other benefits required to be provided by the company, (iii) the company materially reduces the overall compensation or benefits required to be provided by the company, or (iv) any change of Mr. Mendizabal's principal office location to a location more distant than 30 miles from his personal residence.

        In conjunction with our hiring of Mr. Carter in 2006, we provided a written offer letter setting forth the initial terms of his employment arrangement with the company. For the period ending

December 31, 2007, Mr. Carter received a guaranteed bonus of $150,000 subject to continued employment on March 31, 2007, which condition was satisfied. The guaranteed portion of the bonus is reflected in the Summary Compensation Table. Additionally, Mr. Carter received $77,500, the portion of his incentive-based compensation accrued through the date of his termination of employment in December 2007.

        As further inducement to enter into an employment arrangement, Mr. Carter was granted an option to purchase 150,000 shares of our common stock at $9.61 per share, the closing price of our common stock on the grant date, which was Mr. Carter's first day of employment, taking into account the 3-for-2 stock split effected as a stock dividend by the company on June 7, 2007. The options, granted outside our 2004 Plan, were forfeited upon Mr. Carter's termination of employment.

Holdings of Equity-Related Interests

        The following table sets forth information concerning unexercised stock options held by the named executive officers on December 31, 2007. All of the information set forth below relates to the grant of stock options under either the company's 1995 Stock Option Plan or the company's 2004 Plan. Mr. Carter forfeited all options, none of which were vested, when his employment was terminated in December 2007.

        On June 7, 2007, we effected a 3-for-2 stock split effected as a stock dividend. The numbers in the following table give effect to that stock split.

Outstanding Equity Awards at Fiscal Year-End
December 31, 2007

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Tom W. Olofson	450,000 187,500 187,500 375,000 75,000 262,500 150,000	—		—	11.00 10.66 9.97 8.13 12.65 10.39 16.69	11/08/12 12/12/13 08/18/14 02/14/15 12/21/15 12/08/16 12/11/17	—	—	—	—

Christopher E. Olofson	35,625 67,500 67,500 101,250 84,375 112,500 75,000 112,500 112,500 112,500 187,500 187,500 255,000 75,000 262,500 150,000	—		—	2.67 2.45 3.19 5.02 3.11 7.66 12.03 8.57 11.00 11.33 10.66 9.97 8.13 12.65 10.39 16.69	09/01/08 04/27/09 12/10/09 01/02/11 07/03/10 07/25/11 01/14/12 06/13/12 11/08/12 01/17/13 12/12/13 08/18/14 02/14/15 12/21/15 12/08/16 12/11/17	—	—	—	—

Elizabeth M. Braham	22,500 22,500 30,000 30,000 45,000 112,500 150,000 112,500 150,000 100,000	—		—	9.75 11.00 11.33 12.61 10.66 9.97 8.13 12.65 10.39 16.69	08/05/12 11/08/12 01/17/13 05/19/13 12/12/13 08/18/14 02/14/15 12/21/15 12/08/16 12/11/17	—	—	—	—

Lorenzo Mendizabal	—	150,000 30,000	(1) (1)	—	12.64 16.69	01/03/16 12/11/17	—	—	—	—

(1)
Vest in equal 25% annual installments over four years, beginning on the second anniversary of the grant date.

        The following table provides information regarding the exercise of stock options during 2007 for each of the named executive officers.

Option Exercises and Stock Vested
During the Year Ended December 31, 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Tom W. Olofson	—	—	—	—

Christopher E. Olofson	150,000	1,818,578	—	—

Elizabeth M. Braham	75,000	690,000	—	—

Lorenzo Mendizabal	—	—	—	—

(1)
Represents the excess of the aggregate fair market value of the shares received on exercise of the options on the exercise date over the aggregate exercise price of the options.

Potential Payments Upon Termination or Change-in-Control

        If Mr. Mendizabal is terminated without cause or terminates his employment for good reason, we will pay Mr. Mendizabal a severance benefit equal to his then applicable base salary payable for 18 months after the date of termination, subject to the terms of the employment agreement. As shown in the Summary Compensation Table, Mr. Carter received $124,998 in connection with his termination of employment in December 2007.

Director Compensation

        The following table provides information regarding the compensation paid to our directors in 2007.

Director Compensation For
Year Ended December 31, 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

W. Bryan Satterlee	46,500	—	22,292(2)	—	—	77,651

Edward M. Connolly, Jr.	46,500	—	22,292(3)	—	—	77,651

James A. Byrnes	46,500	—	22,292(4)	—	—	77,651

Joel Pelofsky	46,500	—	22,292(5)	—	—	77,651

(1)
The grant date fair value of the option award calculated in accordance with the provisions of SFAS 123R, was $56,641. Reference is made to Note 12 "Stock Options" of the notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, which identifies assumptions made in the valuation of option awards in accordance with SFAS 123R. Our share-based compensation expense recognized under SFAS 123R reflects an estimated forfeiture rate of 8% in 2007. The values recognized in the "Option Awards" column above do not reflect any expected forfeitures.

(2)
As of December 31, 2007, Mr. Satterlee had an aggregate of 76,875 shares of common stock underlying stock options, both vested and unvested.

(3)
As of December 31, 2007, Mr. Connolly had an aggregate of 85,313 shares of common stock underlying stock options, both vested and unvested.

(4)
As of December 31, 2007, Mr. Byrnes had an aggregate of 49,250 shares of common stock underlying stock options, both vested and unvested.

(5)
As of December 31, 2007, Mr. Pelofsky had an aggregate of 47,250 shares of common stock underlying stock options, both vested and unvested.

        In 2007, we paid our non-employee directors a fee of $11,250 for the first two quarters and $12,000 per quarter for the last two quarters. The non-employee director fees are $12,000 per quarter for 2008. We also reimburse non-employee directors for out-of-pocket expenses incurred in attending board and committee meetings. Our policy is to grant each non-employee director options to purchase 10,000 shares of common stock upon joining the board and 10,000 options annually for service as a director. In accordance with this policy, on January 24, 2007, each director received an option to purchase 10,000 shares of our common stock. These shares were later adjusted to reflect the 3-for-2 stock split effected as a stock dividend on June 7, 2007. In February 2008, a grant of 10,000 options was also made to each non-employee director in accordance with this policy. All director options are exercisable for 10 years from the date of grant and were granted at an option exercise price equal to fair market value of the common stock on the date of grant. The shares vest in equal 20% annual installments over five years, beginning on the first anniversary of the grant date. Neither Mr. Tom Olofson, chairman and chief executive officer, nor Mr. Christopher Olofson, president and chief operating officer, is compensated for his service as a director of the company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Scott W. Olofson, the son of Tom W. Olofson and the brother of Christopher E. Olofson, is the company's vice-president, corporate affairs. In 2007, Scott Olofson received cash compensation of $291,875 and options to acquire 20,000 shares of common stock at option exercise prices equal to fair market value on the date of the option grants. The compensation committee approves all salary, bonus, option grants and perquisites for Scott W. Olofson.

        In accordance with the terms of our compensation committee charter, the compensation committee must review and approve all compensation of family members of executive officers.

CORPORATE GOVERNANCE

Board, Committee and Annual Meeting Attendance

        During 2007, the board of directors met eight times. Each director attended more than 75% of the meetings of the board and the meetings of the committees of the board on which he served. The company encourages all directors to attend the annual meeting of shareholders, and all directors attended the 2007 annual meeting of shareholders. The board of directors has established an audit committee, a nominating and corporate governance committee, and a compensation committee.

        The following table provides membership and meeting information for each of the board committees:

	Audit Committee		Nominating and Corporate Governance Committee		Compensation Committee
Tom W. Olofson
Christopher E. Olofson
W. Bryan Satterlee	x	(1),(2)	x		x
Edward M. Connolly, Jr.	x		x	(1)	x	(1)
James A. Byrnes	x		x		x
Joel Pelofsky	x		x		x
# of Meetings in 2007	11		2		7

(1)
Committee chairman

(2)
Audit committee financial expert

Director Independence

        The board of directors has determined that Messrs. Satterlee, Connolly, Byrnes and Pelofsky, directors and members of the audit, nominating and corporate governance, and compensation committees, are "independent directors" as defined in Nasdaq Rule 4200(a)(15), and that each was independent throughout 2007. A copy of the independence standards can be found on the company's corporate website, www.epiqsystems.com.

Nominating and Corporate Governance Committee

        The board of directors established the nominating committee in March 2004, and adopted a committee charter at that time. The name of the committee was changed to the nominating and corporate governance committee in January 2007. A copy of the committee's charter can be found on the company's corporate website, www.epiqsystems.com. Its functions include assisting the board in determining the desired qualifications of directors, identifying potential individuals meeting those qualification criteria, proposing to the board a slate of nominees for election by the shareholders, and reviewing candidates nominated by shareholders.

        The nominating and corporate governance committee meets at least once annually to discuss, among other things, identification and evaluation of potential candidates for nomination as a director. Potential candidates will be evaluated according to the qualification criteria as set forth in the nominating and corporate governance committee charter, which include:

  •
  High personal and professional ethics, integrity, practical wisdom and mature judgment;

  •
  Board training and experience in business, government, education or technology;

  •
  Expertise that is useful to the company and complementary to the background and experience of other board members;

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  Willingness to devote the required amount of time to carrying out the duties and responsibilities of board membership;

  •
  Commitment to serve on the board over a period of several years to develop knowledge about the company and its operations;

  •
  Willingness to represent the best interests of all shareholders and objectively appraise management's performance; and

  •
  Board diversity and other relevant factors as the board may determine.

        The six nominees for election at the 2008 annual meeting of shareholders were nominated by the board at the recommendation of the nominating and corporate governance committee. All nominees are currently serving as directors of the company.

        The nominating and corporate governance committee will consider nominees recommended by shareholders for the 2009 annual meeting of shareholders, provided that the names of such nominees are submitted in writing, no later than May 5, 2009, to the corporate secretary, Epiq Systems, Inc., 501 Kansas Avenue, Kansas City, Kansas 66105-1309. To be included in the company's proxy statement for the 2009 annual meeting of shareholders, the nomination must be received no later than January 2, 2009. Each submission must include a statement of the qualifications of the nominee, a consent signed by the nominee evidencing a willingness to serve as a director if elected, and a commitment by the nominee to meet personally with the nominating and corporate governance committee.

        Other than the submission requirements set forth above, there is no difference in the manner in which the nominating and corporate governance committee evaluates a nominee for director recommended by a shareholder.

Audit Committee

        The audit committee of the board of directors is responsible for overseeing management's financial reporting practices and internal controls. The audit committee acts under a written charter that was adopted by the board of directors in 2000. The charter was substantially revised in 2003 to conform to numerous regulatory initiatives of the SEC. Additional amendments to the charter were adopted in February 2008. The audit committee charter can be found on the company's corporate website, www.epiqsystems.com. The board of directors has determined that Mr. Satterlee qualifies as an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission. The audit committee was established in accordance with all applicable rules of the SEC, including Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.

Audit and Other Service Fees

        Deloitte & Touche LLP has audited the financial statements of the company for 2006 and 2007. The audit committee expects to reappoint Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2008. A representative of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement and to respond to questions.

        The following table sets forth the aggregate fees billed to the company for fiscal years ended December 31, 2007, and 2006 by the company's independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"):

	2007	2006
Audit fees(1)	$769,555	$772,478
Audit-related fees(2)	19,900	95,524

Total audit and audit-related fees	789,455	868,002
Tax fees(3)	161,159	329,305
All other fees	—	—

Total	$950,614	$1,197,307

(1)
Includes services rendered for the audit of the company's internal controls over financial reporting related to compliance with Sarbanes-Oxley 404, audit of the company's annual financial statements, work on SEC registration statements, filings and consents, and review of financial statements included in quarterly reports on Form 10-Q.

(2)
Includes services related to employee benefit plan audits.

(3)
Includes tax return preparation and other tax planning and consultation.

        The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independent registered public accounting firm auditor's independence. Additionally, the audit committee approved of all non-audit services performed by Deloitte & Touche LLP in 2007 in accordance with the pre-approval policy of the audit committee described below.

        In 2003, the audit committee adopted a policy (the "pre-approval policy") under which audit and non-audit services to be rendered by the company's independent registered public accountants are pre-approved by the audit committee. Pursuant to the pre-approval policy, the audit committee pre-approves audit and non-audit services to be provided by the independent registered public accountants, at specified dollar levels, which dollar levels are reviewed by the committee periodically, and no less often than annually. Additionally, the audit committee may provide explicit prior approval of specific engagements not within the scope of a previous pre-approval resolution. On occasion, audit and audit-related fees have exceeded the pre-approved, budgeted amount and the audit committee has subsequently ratified the increase. On July 23, 2007, the audit committee authorized the chairman of the audit committee to approve any engagement of the independent auditors for audit-related, tax or other services permitted by the pre-approval policy, so long as no single engagement exceeds an estimated fee of $100,000, and the aggregate engagements approved by the chairman of the audit committee do not exceed $250,000 in any one calendar year. The chairman is required to report any such engagements to the audit committee at its next regular or special meeting of the committee. No such engagements were made by the audit committee chairman in 2007.

        The pre-approval policy also specifies certain services (consistent with the SEC rules and regulations) that may not be provided by the company's independent registered public accounting firm in any circumstance. The pre-approval policy also includes an exception from the pre-approval requirement for certain de minimus non-audit engagements that are not otherwise prohibited by the policy. Engagements in reliance upon that de minimus exception must be promptly brought to the attention of audit committee and approved by the audit committee or one or more designated representatives. No services were provided by Deloitte & Touche in 2007 in reliance upon this de minimus exception.

Audit Committee Report

        In connection with the consolidated financial statements for the fiscal year ended December 31, 2007, the audit committee has:

  •
  reviewed and discussed the audited financial statements with management and with representatives of Deloitte & Touche LLP, independent registered public accountants;

  •
  discussed with the independent registered public accountants the matters required to be discussed by Statement On Auditing Standards No. 61, as amended (Communications with Audit Committees); and

  •
  received from the independent registered public accountants the written disclosures and letter regarding Deloitte & Touche LLP's independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed the independence of Deloitte & Touche LLP with representatives of the independent registered public accountant.

        Based on these actions, the audit committee recommended to the board of directors that the company's audited financial statements be included in its annual report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

W. Bryan Satterlee, Chairman Edward M. Connolly, Jr. James A. Byrnes Joel Pelofsky
Audit Committee of the Board of Directors

Compensation Committee

        The compensation committee acts under a written charter adopted by the board of directors in 2003. The compensation committee charter was amended in June 2007 to conform to the SEC's new executive compensation disclosure provisions. The compensation committee charter can be found on our corporate website, www.epiqsystems.com. The compensation committee is responsible for establishing compensation for the chairman of the board and chief executive officer, the president and chief operating officer and the executive vice-president and chief financial officer, who constitute Executive Management, and oversees the compensation of the other executive officers in consultation with Executive Management. The compensation committee is responsible for the approval of all compensation, including base salary, bonus, incentive compensation programs and perquisites for any employee of the company who is a member of the immediate family (as defined in SEC Rule 16a-1(e)) of either the chairman and chief executive officer or the president and chief operating officer. In accordance with this policy, the compensation committee reviews and approves the salary, bonus and option grants for Scott W. Olofson, who is an employee of the company and the son of the chairman and chief executive officer and the brother of the president and chief operating officer of the company.

        The compensation committee regularly evaluates the performance of Executive Management. The compensation committee also determines the fees and other forms of compensation paid to members of the board of directors for board and committee service. The compensation committee administers our 1995 Stock Option Plan and 2004 Equity Incentive Plan. Under the 2004 Plan (which replaced the 1995 plan), the compensation committee may award stock options, stock appreciation rights and restricted stock awards. Historically, the committee has granted only stock option awards, and has determined (i) the times when options will be granted, (ii) the number of shares of common stock of the company subject to each option granted to the directors, officers and other employees of the company, and (iii) the option exercise price for each option granted under the plans. The role of our Executive Management in determining or recommending the amount or form of executive compensation is described in Compensation Discussion and Analysis.

Compensation Committee Interlocks and Insider Participation

        The company does not have any compensation committee interlocks or insider participation in compensation decisions required to be disclosed by the proxy rules.

Compensation Committee Report

        In connection with its duty to review and approve executive compensation, the compensation committee has:

  •
  reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management; and

  •
  based on this review and discussion, recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Edward M. Connolly, Jr., Chairman James A. Byrnes W. Bryan Satterlee Joel Pelofsky
Compensation Committee of the Board of Directors

Corporate Governance Policies

        We maintain a corporate website, www.epiqsystems.com. The following corporate policies of the company and our board of directors are available on our website by selecting "SEC Filings and Corporate Governance" under the heading "Investor Relations:"

  •
  Code of Business Conduct and Ethics

  •
  Audit Committee Charter

  •
  Nominating and Corporate Governance Committee Charter

  •
  Compensation Committee Charter

  •
  Standard for Director Independence

        Our Code of Business Conduct and Ethics applies to all of our officers, directors and associates, and specifically our principal executive officer, president, principal financial officer and principal accounting officer.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

        Shareholders wishing to communicate with the members of the board of directors may send correspondence to the board of directors, c/o Corporate Secretary, 501 Kansas Avenue, Kansas City, Kansas 66105. It is our intention, unless the volume of communications is prohibitive, to forward all non-frivolous correspondence to the board of directors or the appropriate member thereof.

SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented at the annual meeting of shareholders to be held in 2009 must be received by the secretary of the company, at Epiq Systems, Inc., 501 Kansas Avenue, Kansas City, Kansas 66105-1309, no later than January 2, 2009, to be eligible for inclusion in the company's proxy statement and proxy related to that meeting. Additionally, if properly requested, a shareholder may submit a proposal for consideration at the 2009 annual meeting of shareholders, but not for inclusion in the company's proxy statement and proxy for the 2009 annual meeting. Notice of matters proposed to be brought before the 2009 annual meeting of shareholders are due on or before April 4, 2009.

ANNUAL REPORT

        Our 2007 annual report to shareholders, including financial statements for the year ended December 31, 2007, and our annual report on Form 10-K are enclosed with this proxy statement.

OTHER MATTERS

        The board of directors is not aware of any matter that will be presented for action at the annual meeting other than the matters set forth herein. If other matters properly come before the meeting, it is intended that the holders of the proxies hereby solicited will vote thereon in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Tom W. Olofson Chairman and Chief Executive Officer
April 25, 2008

EPIQ SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, June 4, 2008

10:00 a.m.

InterContinental Hotel

401 Ward Parkway

Kansas City, Missouri  64112

Epiq Systems, Inc.
501 Kansas Avenue, Kansas City, Kansas 66105	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 4, 2008.

The undersigned hereby appoints Tom W. Olofson and Christopher E. Olofson, and each of them in the order named, proxies with full power of substitution to vote all shares of Common Stock of Epiq Systems, Inc. of record in the name of the undersigned at the close of business on April 8, 2008, at the Annual Meeting of Shareholders of Epiq Systems, Inc. to be held on June 4, 2008, or at any adjournment or adjournments, hereby revoking all former proxies.

See reverse for voting instructions.

BACK

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY #

VOTE BY PHONE — TOLL FREE —1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•                  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 3, 2008.

•                  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.  Follow the simple instructions the voice provides you.  If you have not been issued a Social Security Number, the voice will provide you with alternative instructions.

VOTE BY INTERNET — http://www.eproxy.com/epiq/ - QUICK *** EASY *** IMMEDIATE

•                  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 3, 2008.

•                  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.  Follow the simple instructions to obtain your records and create an electronic ballot.  If you have not been issued a Social Security Number, the online instructions will provide you with alternative instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Epiq Systems, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Item 1.

1.	Election of Directors:	01 Tom W. Olofson	04 Edward M. Connolly, Jr.	☐	Vote FOR	☐	Vote WITHHELD
		02 Christopher E. Olofson	05 James A. Byrnes		all nominees		from all nominees
		03 W. Bryan Satterlee	06 Joel Pelofsky		(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box	☐ Indicate changes below:	Date

Signature(s) in Box

Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To be held on June 4, 2008
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS To be held Wednesday, June 4, 2008
OUTSTANDING VOTING SECURITIES OF THE COMPANY
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End December 31, 2007
Option Exercises and Stock Vested During the Year Ended December 31, 2007
Director Compensation For Year Ended December 31, 2007
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CORPORATE GOVERNANCE
SHAREHOLDER COMMUNICATIONS WITH DIRECTORS
SHAREHOLDER PROPOSALS
ANNUAL REPORT
OTHER MATTERS